Exhibit 5


                   Letterhead of Arnall Golden & Gregory, LLP


                                  July 5, 2000



First Horizon Pharmaceutical Corporation
660 Hembree Parkway, Suite 106
Roswell, Georgia  30076

         RE:      REGISTRATION STATEMENT ON FORM S-8

Gentlemen:

     We have acted as your counsel in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") filed by you with the Securities and Exchange Commission covering 2,000,000 shares of common stock, $.001 par value, which may be issued by the Company in accordance with options and other awards granted under your 2000 Stock Plan (the "2000 Plan") and 1,758,000 shares underlying options issued by the Company pursuant to the 1997 Non-Qualified Stock Option Plan (the "1997 Plan"). As used herein, the term "Shares" means such shares issuable under the 2000 Plan and the 1997 Plan.

     In so acting, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary or appropriate in order to express the opinion hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

     Based on the foregoing, we are of the opinion that the Shares, when issued and delivered in the manner and on the terms described in the Registration Statement (after it is declared effective) and the 2000 Plan or the 1997 Plan, as applicable, will be duly and validly issued, fully paid and non-assessable.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the general rules and regulations thereunder.

                             Very truly yours,

                             /s/ARNALL GOLDEN & GREGORY, LLP


                            ARNALL GOLDEN & GREGORY, LLP